Exhibit 11
LANVISION SYSTEMS, INC.

COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

                                                            Three Months Ended                      Nine Months Ended
                                                                October 31,                            October 31,
                                                    ------------------------------------   ------------------------------------

                                                          1996               1995                1996               1995
                                                    -----------------  -----------------   -----------------  -----------------
   Net (loss)                                       $    (1,179,460)   $    (284,157)      $   (2,098,222)    $     (769,931)
                                                    =================  =================   =================  =================
   Average shares outstanding                             8,896,500        4,488,000            6,582,024          4,488,000
   Stock options:
    Total options                                                 -          586,858                    -            586,858
    Assumed treasury stock buyback                                -         (380,533)                   -           (380,533)
   Convertible redeemable preferred
    stock assumed converted                                       -        1,496,000            1,496,000          1,496,000
                                                    -----------------  -----------------   -----------------  -----------------
   Number of shares used in per common
    share computation                                     8,896,500        6,190,325            8,078,024          6,190,325
                                                    =================  =================   =================  =================

   Net (loss) per share of common stock             $          (.13)   $        (.05)      $         (.26)    $         (.12)
                                                    =================  =================   =================  =================




                                       18